Exhibit 10-1

THE NAVIGATORS GROUP, INC.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

1. Establishment of Plan. The Company hereby adopts and establishes an unfunded deferred compensation plan for a select group of key management or highly compensated employees of the Company, which shall be known as The Navigators Group, Inc. Non-Qualified Deferred Compensation Plan.

2. Purpose of Plan. The purpose of the Plan is to provide a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA) of the Company who contribute significantly to the future business success of the Company with “top-hat” supplemental and deferred compensation benefits through elective deferrals and Company contributions.

3. Definitions.

3.1 “Account” means a bookkeeping account established in the name of each Participant and maintained by the Company to reflect the Participant’s interests under the Plan. A Participant’s Account shall reflect any Elective Deferrals, Excess NQ RSA Contributions, and Excess NQ Match, as adjusted for any earnings, losses, and distributions. A Participant’s Account may be divided into subaccounts as the Plan Administrator deems appropriate.

3.2 “Affiliate” means any corporation, trade, or business which is treated as a single employer with the Company under Sections 414(b) or 414(c) of the Code and any other entity designated by the Plan Administrator as an “Affiliate” for purposes of the Plan.

3.3 “Beneficiary” means any person or entity, designated in accordance with Section 13.6, entitled to receive benefits that are payable upon or after a Participant’s death pursuant to the terms of the Plan.

3.4 “Board” means the Board of Directors of the Company, as constituted from time to time.

3.5 “Bonus Compensation” means Compensation earned by a Participant for services rendered by a Participant under any bonus or cash incentive plan maintained by the Company relating to a service period of one year or less, which would be included as compensation under the Savings Plan without regard to the limit under Section 401(a)(17) of the Code.

3.6 “Change of Control” means the occurrence of one or more of the following:

(a) A Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person, or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(b) A Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that either:

(i) any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; provided, however, that, if any one person, or more than one person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company; or

(ii) a majority of the members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; provided, however, that, if one person, or more than one person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company.

(c) A Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to all or substantially all of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) of this subsection (c).

For purposes of this definition, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, “Group” has the meaning ascribed to such term in Treasury Regulation Section 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

For purposes of this definition, any interpretation or determination regarding the payment of Account balances in connection with a Change of Control shall take into account any applicable guidance and regulations in effect under Section 409A of the Code.

3.7 “Claimant” has the meaning set forth in Section 14.1.

3.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.

3.9 “Company” means The Navigators Group, Inc., or any successor thereto.

3.10 “Compensation” means the annual rate of base pay paid by the Company to or for the benefit of the Participant for services rendered, including as applicable any commissions and bonus under any bonus or cash incentive plan maintained by the Company relating to a service period of one year or less. For the avoidance of doubt, “Compensation” shall not include profit-sharing contributions, sign-on bonuses, or other compensation not paid on substantially the same terms as base pay.

3.11 “Deferral Compensation” means Compensation other than Bonus Compensation.

3.12 “Deferral Election” means an election by an Eligible Employee to defer Deferral Compensation or Bonus Compensation, or an election by an Eligible Executive to defer Eligible Compensation, in accordance with Section 5.

3.13 “Disability” means a physical or mental impairment that, in the opinion of the Social Security Administration, qualifies the Participant for disability benefits under the Social Security Act in effect on the date that the Participant suffers the mental or physical impairment.

3.14 “Effective Date” means January 1, 2015.

3.15 “Election Period” means the period established by the Plan Administrator with respect to each Plan Year during which Deferral Elections for such Plan Year must be made in accordance with the requirements of Section 409A of the Code, as follows:

(a) General Rule. Except as provided in subsection (b) or (c) below, the Election Period shall end no later than the last day of the Plan Year immediately preceding the Plan Year in which the services will be rendered to which the Deferral Compensation, Bonus Compensation, or Eligible Compensation subject to the Deferral Election relates.

(b) Newly Eligible Employees. Notwithstanding the foregoing subsection (a), the Election Period for Newly Eligible Employees shall end no later than 15 days after the Employee first becomes eligible to participate in the Plan on the Mid-Year Eligibility Date, and shall apply only with respect to Deferral Compensation, Bonus Compensation, Eligible Compensation, Excess NQ Match, and Excess NQ RSA Contribution earned for services rendered on or after the Mid-Year Entry Date for such Plan Year. A Newly Eligible Employee’s Deferral Election shall become irrevocable upon submission to the Plan Administrator.

(c) Performance-based Compensation. If any Bonus Compensation constitutes “performance-based compensation” within the meaning of Treasury Regulation Section 1.409A-1(e), then the Plan Administrator may designate that the Election Period for such amounts shall end no later than six months before the end of the performance period for which the Bonus Compensation is earned (and in no event later than the date on which the amount of the Bonus Compensation becomes readily ascertainable). For the avoidance of doubt, an Employee must be employed by the Company as an Eligible Employee and must have established performance goals in writing, in each case no later than 90 days after the commencement of the performance period, in order to make an election to defer “performance-based compensation” under this subsection (c).

3.16 “Elective Deferrals” means Voluntary NQ Salary Deferrals, Voluntary NQ Bonus Deferrals, and Excess NQ Salary Deferrals.

3.17 “Eligible Compensation” means the amount of an Eligible Employee’s Compensation that exceeds the limit under Section 401(a)(17) of the Code for the applicable Plan Year.

3.18 “Eligible Employee” means an Employee (a) who is an A1, A, or B1 band Employee, or such other band as designated by the Plan Administrator, and has Eligible Compensation for the applicable Plan Year, or (b) who is otherwise designated as an Eligible Employee for purposes of the Plan by the Plan Administrator. Participation in the Plan is limited to a select group of the Company’s key management or highly compensated employees.

3.19 “Eligible Executive” means an Eligible Employee who is designated by the Plan Administrator as eligible to defer Eligible Compensation and receive an Excess NQ RSA Contribution and Excess NQ Match.

3.20 “Employee” means an employee of the Company or any Participating Employer who is eligible to participate in the Savings Plan.

3.21 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

3.22 “Excess NQ Match” means the amount the Company contributes to the Plan on behalf of any Participant pursuant to Section 6.1.

3.23 “Excess NQ RSA Contribution” means the amount the Company contributes to the Plan on behalf of any Participant pursuant to Section 6.2.

3.24 “Excess NQ Salary Deferrals” means deferrals at the election of an Eligible Executive of Eligible Compensation, in accordance with Section 5.1(b), which for each Plan Year may not exceed 4% of the Eligible Executive’s Eligible Compensation for such Plan Year.

3.25 “Investment Funds” means the investment funds available for the deemed investment and reinvestment of a Participant’s Account balance under the Plan in accordance with Section 7.2, which shall correspond with the investment options available under the Savings Plan, unless determined otherwise by the Plan Administrator.

3.26 “Mid-Year Eligibility Date” means June 15 of each Plan Year.

3.27 “Mid-Year Entry Date” means July 1 of each Plan Year.

3.28 “Newly Eligible Employee” means an Employee who meets the conditions for becoming an Eligible Employee as set forth herein, after the beginning of the Plan Year, but on or before the Mid-Year Eligibility Date for such Plan Year, due to a promotion or commencement of employment with the Company or a Participating Employer. A Newly Eligible Employee shall only be eligible to participate in the Plan as an Eligible Employee on the Mid-Year Eligibility Date for such Plan Year, and shall only begin participation in the Plan on the Mid-Year Entry Date, provided that all other requirements set forth in the Plan are satisfied.

3.29 “Participant” means an Eligible Employee who elects to participate in the Plan by making a Deferral Election in accordance with Section 5 or who receives an Excess NQ RSA Contribution in accordance with Section 6.2.

3.30 “Participating Employer” means an Affiliate that the Company has designated as eligible to participate in the Plan and is set forth in Exhibit A.

3.31 “Payment Event” has the meaning set forth in Section 9.1.

3.32 “Plan” means this The Navigators Group, Inc. Non-Qualified Deferred Compensation Plan, as amended from time to time.

3.33 “Plan Administrator” means the Senior Vice President of Human Resources or such person(s) or committee designated to administer the Plan.

3.34 “Plan Year” means the twelve consecutive month period which begins on January 1 and ends on the following December 31.

3.35 “Retirement” means the Participant’s Separation from Service on or after age 60 with at least five Years of Service, or a Participant’s Separation from Service on or after such other age and Years of Service designated by the Plan Administrator as a Retirement for purposes of this Plan provided that such designation is made by the Plan Administrator no later than the last day of the Plan Year immediately preceding the Plan Year in which the services will be rendered to which the Deferral Compensation, Bonus Compensation, Eligible Compensation, Excess NQ Match, or Excess NQ RSA Contribution relates, as applicable.

3.36 “Savings Plan” means The Navigators Group, Inc. 401(k) Savings Plan.

3.37 “Separation from Service” has the meaning set forth in Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h).

3.38 “Specified Date” means the calendar year in which a Participant elects to receive his or her Voluntary NQ Salary Deferrals and/or Voluntary NQ Bonus Deferrals, as adjusted for any earnings, losses, or distributions, in accordance with Section 9.4.

3.39 “Specified Date Payment” means the Participant’s Account balance (or portion thereof) that is payable on a Specified Date.

3.40 “Voluntary NQ Bonus Deferrals” means deferrals at the election of an Eligible Employee of Bonus Compensation, in accordance with Section 5.1(a).

3.41 “Voluntary NQ Salary Deferrals” means deferrals at the election of an Eligible Employee of Deferral Compensation, in accordance with Section 5.1(a).

3.42 “Year of Service” means an Employee’s year of service with the Company or a Participating Employer, as determined by the Plan Administrator in accordance with the Savings Plan.

4. Eligibility; Participation.

4.1 Requirements for Participation. Any Eligible Employee may participate in the Plan commencing as of the first day of the Plan Year, or if later, the Mid-Year Entry Date occurring after the Mid-Year Eligibility Date on which a Newly Eligible Employee first becomes an Eligible Employee.

4.2 Election to Participate; Benefits of Participation. An Eligible Employee may become a Participant in the Plan by making a Deferral Election in accordance with Section 5. An Eligible Executive who elects to participate in the Plan by making a Deferral Election will be eligible to receive an Excess NQ Match with respect to Excess NQ Salary Deferrals, in accordance with Section 6.1. Eligible Executives will be eligible to receive the Excess NQ RSA Contribution for the Plan Year, in accordance with Section 6.2.

4.3 Participant Consent. By participating in this Plan, a Participant shall for all purposes be deemed conclusively to have consented to the provisions of the Plan and to all subsequent amendments thereto.

5. Election Procedures.

5.1 Deferral Election.

(a) Eligible Employee Deferrals. An Eligible Employee may make an election during the Election Period to defer receipt of the Eligible Employee’s Deferral Compensation for the Plan Year (“Voluntary NQ Salary Deferrals”) and/or the Eligible Employee’s Bonus Compensation for the Plan Year (“Voluntary NQ Bonus Deferrals”), in accordance with the Deferral Election procedures as set forth in this Section 5. The Deferral Election must specify the percentage of Deferral Compensation or Bonus Compensation, as applicable, to be deferred (subject to any minimum and maximum amounts as set forth in this Section 5). The Deferral Election shall also specify a Specified Date or Retirement as the Payment Event with respect to Voluntary NQ Salary Deferrals and/or Voluntary NQ Bonus Deferrals, and the form of payment for such deferrals, including the form of payment upon Retirement, in accordance with Sections 9.2, 9.4, and 9.6.

(b) Eligible Executive Deferrals. An Eligible Executive may elect to defer receipt of up to 4% of the Eligible Executive’s Eligible Compensation for the Plan Year (“Excess NQ Salary Deferrals”), in accordance with the Deferral Election procedures as set forth in this Section 5. The Deferral Election must specify the percentage of Eligible Compensation to be deferred (subject to any minimum and maximum amounts as set forth in this Section 5). The Deferral Election must also specify a form of payment for such Excess NQ Salary Deferrals payable upon Retirement, in accordance with Sections 9.2 and 9.6, provided that such election as to the form of payment will also apply to any Excess NQ Match and Excess NQ RSA Contribution for such Plan Year. If an Eligible Executive does not elect to defer Eligible Compensation for a Plan Year but is eligible to receive an Excess NQ RSA Contribution for such Plan Year and does not specify a form of payment for such Excess NQ RSA Contribution during the Election Period for the Eligible Compensation to which the Excess NQ RSA Contribution relates, such Excess NQ RSA Contribution shall be payable in a lump sum payment in accordance with Section 9.3. An Excess NQ Match shall only be made with respect to Excess NQ Salary Deferrals, in accordance with Section 6.1.

5.2 Maximum Elective Deferral. Unless otherwise specified by the Plan Administrator, the maximum Voluntary NQ Salary Deferrals and Voluntary NQ Bonus Deferrals that a Participant may make for a Plan Year under Section 5.1, when aggregated, may not exceed (a) 50% of the Participant’s Deferral Compensation for the Plan Year and (b) 90% of the Participant’s Bonus Compensation for the Plan Year.

5.3 Plan Year Elections. A separate Deferral Election must be filed for each Plan Year.

5.4 Account Accrual. Elective Deferrals pursuant to this Section 5 shall be credited by the Plan Administrator to the Participant’s Account as soon as practicable after the date on which such Compensation would otherwise have been paid to the Participant, in accordance with the Participant’s election.

6. Excess NQ Match and Excess NQ RSA Contribution.

6.1 Excess NQ Match. Each Plan Year the Company will make an Excess NQ Match to the Plan on behalf of an Eligible Executive in an amount equal to 100% of the Eligible Executive’s Excess NQ Salary Deferrals for such Plan Year up to 4% of the Participant’s Eligible Compensation for such Plan Year. Unless otherwise specified by the Plan Administrator, any Excess NQ Match shall be credited to the Participant’s Account in a manner consistent with that in which a matching contribution would have been made by the Company on the Participant’s behalf to the Savings Plan. Only Eligible Executives shall be eligible to receive an Excess NQ Match.

6.2 Excess NQ RSA Contribution.

(a) Each Plan Year the Company will make an Excess NQ RSA Contribution to the Account of each Eligible Executive in an amount equal to 5% of the Eligible Executive’s Eligible Compensation (less Bonus Compensation and commissions) for such Plan Year, provided that the Eligible Executive is employed by the Company on the last day of the Plan Year in question, except as provided in subsection (b) below. Only Eligible Executives shall be eligible to receive an Excess NQ RSA Contribution for a Plan Year. Any Excess NQ RSA Contribution shall be credited to the Participant’s Account at such time as determined by the Plan Administrator in its discretion.

(b) Notwithstanding subsection (a) above, if during a Plan Year a Participant has a Separation from Service due to death, Retirement, or Disability, the Participant (or the Participant’s Beneficiary in the case of death) will be eligible to receive an Excess NQ RSA Contribution for the Plan Year in which the Participant’s Separation from Service due to death, Retirement, or Disability occurs, which amount will be credited to the Participant’s Account at the time of the Participant’s Separation from Service due to death, Retirement, or Disability, as applicable.

7. Accounts and Investments.

7.1 Establishment of Accounts. The Company shall establish and maintain an Account or subaccount for each Participant. The Company may establish more than one Account on behalf of any Participant as deemed necessary by the Plan Administrator for administrative purposes.

7.2 Investment Earnings.

(a) The Participant shall designate, at a time and in a manner acceptable to the Plan Administrator, one or more Investment Funds for his or her Account for the sole purpose of determining the deemed earnings to be credited or debited to such Account. A Participant may change the Investment Fund election applicable to the Participant’s Account and may reallocate the balance in each Investment Fund among the other available Investment Funds, in accordance with procedures established by the Plan Administrator. Notwithstanding the foregoing, the Participant’s Account balance may be reduced by any applicable investment fees, including fees imposed upon a Participant’s reallocation of his or her investment allocations.

(b) If the Participant fails to designate any Investment Funds, his or her Account shall be invested in the default Investment Fund established under the Savings Plan or such other Investment Fund designated by the Plan Administrator.

(c) The Plan Administrator may change the deemed Investment Funds at any time. In addition, any change in the Investment Funds available under the Savings Plan shall automatically result in a corresponding change in the Investment Funds available under this Plan, unless determined otherwise by the Plan Administrator. Upon any change in the Investment Funds, each Participant shall have the opportunity to select among such new Investment Funds as are designated by the Plan Administrator. In case of failure to elect such new Investment Funds, the Participant shall be deemed to have made an election to invest his or her Account in the investment options then being offered that are most comparable to the Participant’s old investment options. The decision of comparable investment options shall be made in the sole discretion of the Plan Administrator.

(d) The Company and its Affiliates, the Board, and the Plan Administrator do not represent or guarantee successful deemed investment of any amounts under the Plan and shall not be required to restore any loss which may result from such deemed investments or lack of investment.

7.3 Nature of Accounts. Accounts may not actually be invested in the Investment Funds and Participants do not have any real or beneficial ownership in the Investment Funds prior to a Payment Event. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.

7.4 Statements. Each Participant shall be provided with statements or access to statements setting out the amounts in his or her Account(s), which shall be delivered or made available at such intervals determined by the Plan Administrator, and shall reflect the value of the Account balance on the applicable valuation date.

7.5 Ownership of Amounts. The Company may, but shall not be required, to establish and maintain a trust to provide a convenient method of setting aside sufficient assets to meet some or all of its future obligations under the Plan. All property and rights purchased with amounts set aside in the fund and all income attributable to such amounts, property, or rights, shall remain (until paid to the Participant or Beneficiary) solely the property of the Company, and subject only to the claims of the Company’s general creditors. The obligation of the Company to make payments pursuant to the Plan is contractual only, and neither the Participant nor any Beneficiary shall have a preferred claim or lien on or to any assets of the trust but shall have only the right to receive the benefits payable under the Plan.

8. Vesting.

8.1 Vesting of Elective Deferrals. Participants shall be fully vested at all times in their Elective Deferrals and any earnings thereon.

8.2 Vesting of Excess NQ Match. Unless determined otherwise by the Plan Administrator, Participants shall be fully vested in their Excess NQ Match, and any earnings thereon.

8.3 Vesting of Excess NQ RSA Contributions. Unless determined otherwise by the Plan Administrator, Participants shall become vested in Excess NQ RSA Contributions, and any earnings thereon, as follows: (a) 0% vested after one Year of Service; (b) 20% vested after two Years of Service; (c) 40% vested after three Years of Service; (d) 60% vested after four Years of Service; (e) 80% vested after five Years of Service; and (f) 100% vested after six Years of Service.

8.4 Vesting upon Death, Disability, or Retirement. Notwithstanding anything to the contrary, a Participant’s unvested Account balance shall become fully vested upon the Participant’s Separation from Service due to death, Disability, or Retirement.

8.5 Vesting upon a Change of Control. Notwithstanding anything to the contrary, a Participant’s unvested Account balance shall become fully vested upon a Change of Control.

9. Distribution of Participant Accounts.

9.1 In General. Distribution of a Participant’s vested Account shall be made or commence on the earliest to occur of the following events (each a “Payment Event”), subject to the six-month delay requirement set forth in Section 13.4(b):

(a) the Participant’s Separation from Service (including Retirement);

(b) the Participant’s death;

(c) a Specified Date (if applicable); or

(d) a Change of Control.

9.2 Form of Payment.

(a) Except as provided in subsections (b) and (c) below, the Participant’s vested Account shall be paid in a lump sum.

(b) Notwithstanding subsection (a), a Participant may elect on the Deferral Election form during the Election Period to receive Specified Date Payments in a single lump sum payment or annual installment payments over a term of at least two years and up to four years. The election under this subsection (b) shall be irrevocably elected in the Participant’s Deferral Election as described in Section 5, subject to Section 10. If a Participant makes an election under Section 9.4 and does not make an election as to the form of payment, such Specified Date Payments, as adjusted for any earnings, losses, or distributions, will be paid in a single lump sum. For each Plan Year a Participant may make a separate election as to the form of payment for the Voluntary NQ Salary Deferrals and Voluntary NQ Bonus Deferrals for such Plan Year.

(c) Notwithstanding subsection (a), a Participant may elect on the Deferral Election form during the Election Period to receive the Excess NQ Salary Deferrals, Excess NQ Match, and Excess NQ RSA Contribution for the Plan Year that become payable upon the Participant’s Retirement, and/or the Voluntary NQ Salary Deferrals and Voluntary NQ Bonus Deferrals that become payable upon the Participant’s Retirement, in a single lump sum payment or annual installment payments over a term of at least two years and up to five years. The election under this subsection (c) shall be irrevocably elected in the Participant’s Deferral Election as described in Section 5, subject to Section 10. For each Plan Year a Participant may only make one election as to the form of payment that will apply to the Excess NQ Salary Deferrals, Excess NQ Match, and Excess NQ RSA Contribution for such Plan Year. For each Plan Year a Participant may make a separate election as to the form of payment that will apply to the Voluntary NQ Salary Deferrals and Voluntary Bonus Deferrals for such Plan Year.

9.3 Timing of Distributions. Unless Section 9.4, 9.5, or 9.6 applies, distribution shall be made within 60 days following the Payment Event, subject to the six-month delay requirement set forth in Section 13.4(b).

9.4 Specified Date for Voluntary NQ Salary and Bonus Deferrals. For each Plan Year, an Eligible Employee may elect, in accordance with the Deferral Election procedures set forth in Section 5, to receive Voluntary NQ Salary Deferrals and/or Voluntary NQ Bonus Deferrals on a Specified Date, subject to Section 9.5. Except as otherwise provided in Sections 9.5 and 10, a Specified Date Payment shall be made, or shall commence, during the payment year designated by the Participant in the applicable Deferral

Election form. A Specified Date Payment may not begin any earlier than the second Plan Year following the Plan Year for which the initial filing of the Deferral Election was made with respect to that Specified Date Payment. A Specified Date Payment may not begin more than 20 years following the Plan Year for which the initial filing of the Deferral Election was made with respect to that Specified Date Payment.

9.5 Specified Date Payments Following Separation From Service Date. Except as provided in Section 9.6, if a Participant’s Separation from Service occurs before the year elected by the Participant for one or more Specified Date Payments, then notwithstanding the Participant’s election on any Deferral Election form with respect to the Specified Date Payments, the Participant’s Specified Date Payments shall be paid in a single lump sum payment within 60 days following the Participant’s Separation from Service, subject to the six-month delay requirement set forth in Section 13.4(b). For the avoidance of doubt, except as provided in Section 9.6, if a Participant elects to receive payments in installments in accordance with Section 9.2(b) beginning on a Specified Date, and the Participant has a Separation from Service after the installment payments have begun, the payments will not continue on the regularly scheduled payment dates and will instead be accelerated and paid upon the Participant’s Separation from Service, subject to the six-month delay requirement set forth in Section 13.4(b).

9.6 Payment upon Retirement. Notwithstanding anything to the contrary, for each Plan Year, an Eligible Employee may elect, in accordance with the Deferral Election procedures set forth in Section 5, to receive the Excess NQ Salary Deferrals, Excess NQ Match, and Excess NQ RSA Contribution payable upon Retirement, and/or the Voluntary NQ Salary Deferrals and Voluntary NQ Bonus Deferrals payable upon Retirement, in the form specified in Section 9.2(c). Except as otherwise provided in Sections 9.5 and 10, such payments shall commence within 60 days following the Participant’s Retirement, subject to the six-month delay requirement set forth in Section 13.4(b), and, if the Participant elects to receive payments in installments in accordance with Section 9.2(c), subsequent installments will be made beginning in the year following the year of the Participant’s Retirement. Any election under this Section 9.6 shall supersede Section 9.5. For each Plan Year a Participant may only make one election as to the form of payment that will apply to the Excess NQ Salary Deferrals, Excess NQ Match, and Excess NQ RSA Contribution for such Plan Year upon Retirement. For each Plan Year a Participant may make a separate election as to the form of payment that will apply to the Voluntary NQ Salary Deferrals and Voluntary NQ Bonus Deferrals for such Plan Year upon Retirement. Notwithstanding anything to the contrary, if a Participant elects to receive payments in installments in accordance with Section 9.2(b) beginning on a Specified Date, and the Participant has a Retirement after the installment payments have begun, the payments will continue on the regularly scheduled payment dates.

9.7 Timing of Valuation. The value of a Participant’s Account for distribution shall be determined as of the applicable Payment Event. Notwithstanding the foregoing, if a Participant elects installment payments under Section 9.2, the first annual installment payment in a series of installment payments shall be equal to (a) the value of the Participant’s Account (or relevant portion thereof) on the date of distribution of the first installment payment, divided by (b) the number of installment payments elected by the Participant. The remaining installments shall be paid, respectively, in an amount equal to (x) the value of such Account (or relevant portion thereof) on the distribution date of the installment payment, divided by (y) the number of remaining unpaid installment payments.

9.8 Forfeiture of Unvested Accounts. Unless otherwise determined by the Plan Administrator, a Participant’s unvested Account balance shall be forfeited upon the occurrence of a Payment Event.

9.9 Unforeseeable Emergency. Notwithstanding this Section 9, a Participant may elect to be paid all or any part of the Participant’s vested Account in the event such funds are needed in connection with an “unforeseeable emergency” (as determined by the Plan Administrator in accordance with Section 409A of the Code and other applicable law). For purposes of this Section 9.9, an “unforeseeable emergency” is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Unforeseeable emergency shall be administered in accordance with Section 409A of the Code.

9.10 Change in Election. A Participant may change the payment year and/or the form of payment for an existing Specified Date Payment election for a Plan Year, in accordance with Section 409A of the Code, by filing a new payment election, in the form specified by the Plan Administrator, at least 12 months prior to the beginning of the year originally specified by the Participant with respect to such Specified Date Payment (in the case of installment payments, the date of the first scheduled installment payment), provided that (a) such new election delays the payment year by at least five years from the original payment year, and (b) such change in election shall not be effective until 12 months from the date it is filed.

10. Permissible Acceleration and Delays.

10.1 The Company reserves the right, exercisable in its sole discretion, to accelerate payments under this Plan to the extent permitted by, and in accordance with, Treasury Regulation Section 1.409A-3(j)(4). In addition, the Company reserves the right, exercisable in its sole discretion, to delay payments under this Plan to the extent permitted by, and in accordance with, Treasury Regulation Section 1.409A-2(b)(7).

10.2 Without limiting Section 10.1, the Plan Administrator may accelerate distribution of a Participant’s vested Account to the extent that (a) the aggregate amount in the Participant’s Account does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, (b) the distribution results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2), and (c) the Plan Administrator’s decision to cash out the Participant’s Account is evidenced in writing no later than the date of distribution.

11. Plan Administration.

11.1 Administration By Plan Administrator. The Plan shall be administered by the Plan Administrator, which shall have the authority to:

(a) construe and interpret the Plan and apply its provisions;

(b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) determine minimum or maximum amounts, and the types of compensation, that Participants may elect to defer under the Plan;

(e) determine the amount of any Excess NQ Match and Excess NQ RSA Contributions with respect to any Plan Year, in accordance with the terms of the Plan;

(f) select, subject to the limitations set forth in the Plan, those Employees who shall be Eligible Employees and Eligible Executives;

(g) calculate deemed earnings and losses on Accounts;

(h) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument, Deferral Election, or agreement relating to the Plan; and

(i) exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

11.2 Non-Uniform Treatment. The Plan Administrator’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled, among other things, to make non-uniform and selective determinations with regard to: (a) the terms or conditions of any Elective Deferral; or (b) the amount, terms, or conditions of any Excess NQ Match or Excess NQ RSA Contribution, in accordance with the Plan terms.

11.3 Plan Administrator Decisions Final. Subject to Section 14, all decisions made by the Plan Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants and Beneficiaries, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

11.4 Indemnification. Neither the Plan Administrator nor any designee shall be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own wilful malfeasance, gross negligence, or reckless disregard of his or her duties.

12. Amendment and Termination. Subject to the applicable requirements of Section 409A of the Code, the Board, or any committee designated by the Board, may, at any time, and in its discretion, alter, amend, modify, suspend, or terminate the Plan or any portion thereof, provided, however, that no such alteration, amendment, modification, suspension, or termination shall, without the consent of a Participant, reduce the amounts credited to the Participant’s Account as of such date.

13. Miscellaneous.

13.1 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time with or without notice and with or without cause.

13.2 Tax Withholding. The Company and its Affiliates shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.

13.3 Governing Law. The Plan shall be administered, construed, and governed in all respects under and by the laws of the State of New York, without reference to the principles of conflicts of law (except and to the extent pre-empted by applicable Federal law).

13.4 Section 409A of the Code.

(a) The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by Section 409A of the Code. In no event shall a Participant, directly or indirectly, designate the calendar year of payment, except as permitted by Section 409A of the Code.

(b) Notwithstanding anything in the Plan to the contrary, if a Participant’s distribution is to be paid upon separation from service, payment of the distribution shall be delayed for a period of six months after the Participant’s separation from service, if the Participant is a “specified employee” as defined under Section 409A of the Code (as determined by the Plan Administrator) and if required pursuant to Section 409A of the Code (“six-month delay”). If payment is delayed, the Participant’s distribution shall be paid within 30 days of the date that is the six-month anniversary of the Participant’s separation from service, or death if earlier.

(c) Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant or Beneficiary for any failure to comply with Section 409A of the Code.

(d) This Plan shall constitute an “account balance plan” as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A of the Code, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.

13.5 No Warranties. Neither the Company nor the Plan Administrator warrants or represents that the value of any Participant’s Account will increase. Each Participant assumes the risk in connection with the deemed investment of his or her Account.

13.6 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Plan Administrator, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a beneficiary, then the Participant’s designated beneficiary shall be deemed to be the Participant’s estate.

13.7 No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, or otherwise encumber, transfer, hypothecate, or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 13.6).

13.8 Expenses. The costs of administering the Plan shall be charged to Participant Accounts, unless paid for by the Company, as determined by the Company in its discretion.

13.9 Severability. If any provision of the Plan is held to be invalid, illegal, or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected.

13.10 Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.

14. Claims Procedures.

14.1 Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Plan Administrator. The Plan Administrator shall review the claim itself or appoint an individual or entity to review the claim.

14.2 Claim Decision. The Claimant shall be notified within 90 days after the claim is filed whether the claim is approved or denied, unless the Plan Administrator determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Plan Administrator may have up to an additional 90 days to process the claim. If the Plan Administrator determines that an extension of time for processing is required, the Plan Administrator shall furnish written or electronic notice of the extension to the Claimant before the end of the initial 90 day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Plan Administrator expects to render its decision.

14.3 Notice of Denial. If the Plan Administrator denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(a) The specific reason(s) for the denial;

(b) Specific reference to the pertinent Plan provisions on which such denial is based;

(c) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;

(d) A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and

(e) If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

14.4 Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Plan Administrator within 60 days after receiving notice of denial. The decision on appeal will be made within 60 days after the Plan Administrator’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial 60 day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Administrator. The reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

14.5 Notice of Decision on Appeal. If the Plan Administrator denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(a) The specific reason(s) for the denial;

(b) Specific references to the pertinent Plan provisions on which such denial is based;

(c) A statement that the Claimant may receive on request all relevant records at no charge;

(d) A description of the Plan’s voluntary procedures and deadlines, if any;

(e) A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and

(f) If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

14.6 Claims Procedures Mandatory. The internal claims procedures set forth in this Section 14 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 14, the denial of the Claim shall become final and binding on all persons for all purposes.

IN WITNESS WHEREOF, The Navigators Group, Inc. has adopted this Plan as of the Effective Date written above.

THE NAVIGATORS GROUP, INC.

By:	/s/ Denise Lowsley
Name:	Denise Lowsley
Title:	SVP, HR

EXHIBIT A

PARTICIPATING EMPLOYERS

The Participating Employers shall be:

1.	Navigators Management Company, Inc.

2.	Navigators Insurance Company

3.	Navigators Specialty Insurance Company